Exhibit 10.2
AMENDMENT TO
PARTNER AGREEMENT BETWEEN
EACH OF SCULPTOR CAPITAL LP, SCULPTOR CAPITAL ADVISORS LP AND SCULPTOR CAPITAL ADVISORS II LP, AND ROBERT SHAFIR

This Amendment (“this Amendment”) is entered into as of January 29, 2021 (the “Effective Date”), by and among Robert Shafir (the “Limited Partner”), and each of Sculptor Capital LP (f/k/a OZ Management LP), Sculptor Capital Advisors LP (f/k/a OZ Advisors LP) and Sculptor Capital Advisors II LP (f/k/a OZ Advisors II LP) (and, together with Sculptor Capital LP and Sculptor Capital Advisors II LP, the “Operating Partnerships”).

WHEREAS, reference is made to the Partner Agreement between Sculptor Capital LP and the Limited Partner, dated as of March 6 2018, the Partner Agreement between Sculptor Capital Advisors LP and the Limited Partner, dated as of March 6, 2018, and the Partner Agreement between Sculptor Capital Advisors II LP and the Limited Partner, dated as of March 6, 2018 (collectively, the “Partner Agreements”); capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Partner Agreements.

WHEREAS, under Section 2(c) of the Partner Agreements, on the Effective Date the Limited Partner received, and on or about each anniversary of the Effective Date during the Term (each such date, a "Grant Date") the Limited Partner shall receive, an annual grant of RSUs from Sculptor Capital LP under the 2013 Plan (each such grant, an "Annual RSU Grant") equal to $5 million in value (the "Annual RSU Award Value"), as generally provided in this Section 2(c).

WHEREAS, the Limited Partner and each of the Operating Partnerships desire to amend Section 2(c) of the Partner Agreements for purposes of the 2021 Annual RSU Grant.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree to amend the Partner Agreements as follows, effective as of the Effective Date:

1.    Solely for Fiscal Year 2021, the Limited Partner (i) shall receive on or about February 1, 2021 a grant of Deferred Cash Interests equal to $5 million in value, subject to the terms and conditions of the DCI Plan and DCI Award Agreement and (ii) shall not receive an Annual RSU Grant for Fiscal Year 2021. The Deferred Cash Interest Award shall be subject to the same terms and conditions as the Annual RSU Grant described in Section 2(c) of the Partner Agreements, including vesting and treatment upon the Limited Partner ceasing to be an Active Individual LP or upon a change in control.

2.    This Amendment shall be and is hereby incorporated in and forms a part of the Partner Agreements.

3.    All other terms and provisions of the Partner Agreements, shall remain unchanged except as specifically modified herein.

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IN WITNESS WHEREOF, this Amendment is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set for in this Amendment.

Sculptor Capital LP
By: Sculptor Capital Holding Corporation, its general partner

By: /s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

Sculptor Capital Advisors LP
By: Sculptor Capital Holding Corporation, its general partner

By: /s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

Sculptor Capital Advisors II LP
By: Sculptor Capital Holding Corporation, its general partner

By: /s/ Wayne Cohen
Name: Wayne Cohen
Title: President and Chief Operating Officer

THE LIMITED PARTNER

By: /s/ Robert Shafir
Name: Robert Shafir